Exhibit 10.80

SEATTLE GENETICS, INC.
AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
THIS STOCK OPTION AGREEMENT (the “Agreement”) dated %%OPTION_DATE,'MM/DD/YYYY'%-% (“Grant Date”) between Seattle Genetics, Inc., a Delaware corporation (the “Company”), and %%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-% (“Optionee”), is entered into as follows:
WITNESSETH:
WHEREAS, the Company has established the Amended and Restated 2007 Equity Incentive Plan (the “Plan”); and
WHEREAS, the Compensation Committee of the Board of Directors of the Company or its delegates (the “Committee”) has determined that Optionee shall be granted an option under the Plan as hereinafter set forth;
The parties hereby agree that the Company grants, effective as of the Grant Date, Optionee an Incentive Stock Option (this “Option”) to purchase %%TOTAL_SHARES_GRANTED,'999,999,999'%-% shares of its $0.001 par value Common Stock (the “Shares”) upon the terms and conditions set forth in this Agreement.
1.     Plan Award. This Option is granted under and pursuant to the Plan and is subject to each and all of the provisions thereof. If this Option is designated as an Incentive Stock Option, it is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and to the extent this Option does not qualify as an Incentive Stock Option under Applicable Laws, then it is intended to be and will be treated as a Nonstatutory Stock Option. Notwithstanding the above, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Subsidiary, including under other plans of the Company or any Subsidiary) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, this Option shall be treated as a Nonstatutory Stock Option, in accordance with Section 9(b) of the Plan.

2.     Exercise Price. The exercise price applicable to this Option (meaning, the price Optionee must pay in order to purchase any Shares hereunder) shall be %%OPTION_PRICE,'$999,999,999.99'%-% per Share.

3.     Vesting and Exercise of Option. Subject to Optionee’s not experiencing a Termination of Employment during the following vesting period, Optionee shall vest in and earn the right to exercise this Option as follows: One-fourth (1/4th) of the total number of Shares subject to the Option shall vest on the first anniversary of the earlier of the Grant Date or the Vesting Commencement Date, if any, and one thirty-sixth (1/36th) of the remaining Shares subject to the Option shall vest each month thereafter until all Shares are fully vested. This Option may be exercised in whole or in part.

Exhibit 10.80

Notwithstanding the foregoing or anything in this Agreement to the contrary, in the event of Optionee's Termination of Employment as a result of Optionee’s death or Disability, the vesting and exercisability of this Option shall accelerate such that this Option shall become vested and exercisable as to an additional twelve (12) months, effective as of the date of such Termination of Employment, to the extent that this Option is outstanding on such date.

4.     Expiration. This Option will expire ten (10) years from the Grant Date, unless sooner terminated or canceled in accordance with the provisions of the Plan. This means that (subject to the continuing service requirement set forth in Section 3 above and subject to earlier termination upon certain other events as set forth in the Plan) this Option must be exercised, if at all, on or before %%EXPIRE_DATE_PERIOD1,'MM/DD/YYYY'%-% (the “Expiration Date”). If this Option expires on a stock exchange holiday or weekend day, this Option will expire on the last trading day prior to the holiday or weekend. Optionee shall be solely responsible for exercising this Option, if at all, prior to its Expiration Date. The Company shall have no obligation to notify Optionee of this Option’s expiration.

5.     Exercise Mechanics. This Option may be exercised by delivering to the Stock Plan Administrator at the Company’s head office a written or electronic notice stating the number of Shares as to which the Option is exercised or by any other method the Committee has approved. The notice must be accompanied by the payment of the full Option exercise price of such Shares. Exercise shall not be deemed to have occurred unless and until Optionee has delivered to the Company (or its authorized representative) an approved notice of exercise, full payment of the exercise price for the Shares being exercised and payment of any applicable withholding taxes in accordance with Section 8 below. Payment of the Option exercise price may be in cash (including check or wire transfer); through an approved cashless-brokered exercise program, with shares of the Company's Common Stock (subject to the Company’s discretion to withhold approval for such payment method at any time); to the extent this Option is a Nonstatutory Stock Option, through a cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate fair market value that does not exceed the aggregate exercise price, provided the Company shall accept a cash or other payment from Optionee to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued; or a combination thereof to the extent permissible under Applicable Law; provided, however, that any permitted method of payment shall be in strict compliance with all procedural rules established by the Committee.

6.     Termination of Employment. All rights of Optionee in this Option, to the extent that it has not previously become vested and been exercised, shall terminate upon Optionee’s Termination of Employment except as set forth in this Section 6. The portion of the Option that relates to any Shares that were unvested and unexercisable as of the date of Optionee’s Termination of Employment shall terminate and expire effective immediately upon such date. With respect to the vested and exercisable portion of the Option, and subject to the final sentence of this Section 6:

Exhibit 10.80

(i)    In the event of Termination of Employment other than as a result of Optionee's death, Disability or Retirement (as defined below), Optionee shall have three months from the date of such Termination of Employment to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment; provided, however, that (A) if during any part of such three month period, the Option is not exercisable because the issuance of the Shares would violate the registration requirements under the Securities Act, the Option shall not expire until the Option shall have been exercisable for an aggregate of three months after the date of Termination of Employment (but in no event may the Option be exercised more than one year after the date of Termination of Employment), and (B) if during any part of such three month period, the Shares issued upon exercise of the Option may not be sold because Optionee has material nonpublic information regarding the Company or is otherwise subject to a trading blackout period under the Company’s Insider Trading Policy, the Option shall not expire until Optionee shall have had an aggregate of three months after the date of Termination of Employment during which Optionee can sell the Shares without being subject to such restrictions arising under insider trading laws or Company policy (but in no event may the Option be exercised more than one year after the date of Termination of Employment);

(ii)    In the event of Termination of Employment as a result of Optionee’s Disability, Optionee shall have 12 months from the date of such Termination of Employment to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment;

(iii)    In the event of Termination of Employment as a result of Optionee’s death or in the event of Optionee’s death within 30 days following Optionee’s Termination of Employment, Optionee’s estate, any person who acquired the right to exercise the Option by bequest or inheritance, or any person designated to exercise the Option upon Optionee’s death shall have 12 months following Optionee’s death to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Optionee’s death; and

(iv)    In the event of Termination of Employment as a result of Optionee’s Retirement (as defined below), Optionee shall have 12 months from the date of such Termination of Employment to exercise the Option as to the Shares subject to the Option that were vested and exercisable as of the date of Termination of Employment; provided, however, that if Optionee exercises the Option more than three months after the termination of his or her employment relationship (within the meaning of Section 424(f) of the Code), the Option may not qualify as an “incentive stock option” under Section 422 of the Code.

Notwithstanding the above, in no event may an Option be exercised, even as to vested and otherwise exercisable Shares, after the Expiration Date set forth in Section 4 above.

“Retirement” means Optionee’s voluntary Termination of Employment, other than as a result of Optionee’s death, Disability or Termination of Employment for Cause, after the attainment of age 55, provided that Optionee has been an Employee for at least ten years and the combination of Optionee’s age and his or her length of service as an Employee together is equal to at least 65. For clarity, (1) if Optionee has a Termination of Employment at age 55 and has been an

Exhibit 10.80

Employee for less than 10 years, such Termination of Employment will not constitute Retirement and (2) if Optionee has a Termination of Employment at age 65 and has been an Employee for less than ten years, such Termination of Employment will not constitute Retirement.

7.     Transferability. This Option is not transferable by Optionee otherwise than by will or the laws of descent and distribution, and is exercisable only by Optionee during Optionee’s lifetime.

8.     Tax Matters. Regardless of any action the Company or Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Optionee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Optionee’s responsibility and that the Company and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and receipt of any dividends; and (ii) do not commit to structure the terms or the grant or any aspect of this Option to reduce or eliminate Optionee’s liability for Tax-Related Items. Prior to the exercise of this Option, Optionee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Optionee from Optionee’s wages or other cash compensation paid to Optionee by the Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under Applicable Laws, the Company may (but shall not be obligated to): (1) sell or arrange for the sale of Shares that Optionee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares to meet the withholding obligation for Tax-Related Items, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount (or such other amount as may be permitted while still avoiding classification of this Option as a liability for financial accounting purposes). In addition, Optionee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Optionee’s participation in the Plan or Optionee’s purchase of Shares that cannot be satisfied by the means previously described, and if Optionee does not otherwise so pay the Company or the Employer, then the Company or the Employer may withhold amounts from Optionee’s cash compensation to satisfy such withholding obligation. The Company may refuse to honor the exercise and refuse to deliver the Shares if Optionee fails to comply with Optionee’s obligations in connection with the Tax-Related Items (including if Optionee’s cash compensation is not sufficient to satisfy such obligations). Although Optionee is being provided in the Plan prospectus a description of certain tax consequences of transactions related to the Option, Optionee remains responsible for all such tax consequences and the Company shall not be deemed to provide any individual tax advice with respect thereto.

9.     Optionee Acknowledgements. By accepting the grant of this Option, Optionee acknowledges and agrees that the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement. Optionee acknowledges

Exhibit 10.80

that all decisions with respect to future grants, if any, will be at the sole discretion of the Company. Optionee’s participation in the Plan shall not create a right to further employment with Employer and shall not interfere with the ability of Employer to terminate Optionee’s employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law. Optionee agrees that this Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer prior to the Grant Date, and is outside the scope of Optionee’s employment contract, if any. This Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law. In the event that Optionee is not an employee of the Company, this Option grant will not be interpreted to form an employment contract or relationship with the Company, the Employer or any Subsidiary or Affiliate of the Company. Optionee acknowledges that the future value of the underlying Shares is unknown, may increase or decrease in the future, and cannot be predicted with certainty. In consideration of the grant of this Option, no claim or entitlement to compensation or damages shall arise from termination of this Option or diminution in value of this Option or Shares purchased through exercise of this Option resulting from Optionee’s Termination of Employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of Applicable Laws).

10.     Data Transfer. Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this document by and among, as applicable, the Employer, and the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing Optionee's participation in the Plan. Optionee understands that the Company, its Affiliates, its Subsidiaries and the Employer hold certain personal information about Optionee, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in Optionee’s favor for the purpose of implementing, managing and administering the Plan (“Data”). Optionee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom Optionee may elect to deposit any Shares acquired upon the exercise of this Option.

11.     Clawback/Recoupment. This Option will be subject to recoupment, rescission, payback, cancelation or other action, in each case, in accordance with (i) any clawback policy adopted by the Company (whether such policy is adopted on or after the date of the Agreement or required under applicable law) and (ii) any such other clawback, recovery or recoupment provisions set forth in an individual written agreement between the Company and Optionee.  No recovery of compensation under such a clawback policy will be an event giving rise to

Exhibit 10.80

Optionee’s right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company.

12.     Copies of Plan Materials. Optionee acknowledges that Optionee has received copies of the Plan and the Plan prospectus from the Company and agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company’s website at http://www.seattlegenetics.com/news/index.htm. Optionee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Stock Plan Administrator.

13.     Entire Agreement; Plan Controls. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, with the exception of any arrangement that would provide for vesting acceleration of this Option upon the terms and conditions set forth therein. Except as otherwise provided in the Plan, this Agreement may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the laws of the state of Delaware. In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Plan. Certain other important terms governing this Agreement are contained in the Plan.

Optionee’s electronic acceptance shall signify Optionee’s execution of this Agreement and understanding that this Option is granted and governed under the terms and conditions set forth herein.

SEATTLE GENETICS, INC. /s/ Clay B. Siegall Clay B. Siegall President & CEO

PLEASE PRINT AND RETAIN THIS AGREEMENT FOR YOUR RECORDS

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